CHAR1\1899805v81 MASTER RESTRUCTURE AGREEMENT This MASTER RESTRUCTURE AGREEMENT (this “Agreement”) is entered into as of May 13, 2022 by and among Monarch National Insurance Company, a Florida corporation (“MNIC”), FedNat Insurance Company, a Florida corporation (“FNIC”), FedNat Holding Company, a Florida corporation and FNIC’s parent (“FNHC” and, together with FNHC, “FedNat”), Hale Partnership Capital Management, LLC, a North Carolina limited liability company (“HPCM”) and the Hale Investors (as defined in the Appendix) (collectively, all of the foregoing, the “Parties” and each, a “Party”). Reference is made to the Appendix attached hereto for the meaning of certain capitalized terms used herein. RECITALS A. FNIC owns 300,000 shares (the “Existing Shares”) of the common stock of MNIC, par value $10 per share (“Common Stock”), being all of the currently-authorized, issued and outstanding shares of capital stock of MNIC. B. FNHC owns 100% of the authorized, issued and outstanding shares of capital stock of FNIC and controls the boards of directors of both FNIC and MNIC. C. Hale Partnership Capital Advisors, LLC, a North Carolina limited liability company, is the general partner of each of the Hale Investors other than National Consumer Title Insurance Company, a Florida corporation wholly owned by HG Holdings, Inc., a publicly listed corporation with a common control person, Steven A. Hale, II, as chairman and Chief Executive Officer. D. HPCM holds the dispositive power to vote all equity of any entity owned by the Hale Investors other than National Consumer Title Insurance Company, where Steven A. Hale, II is chairman and Chief Executive Officer. E. FNIC is in the business of originating, underwriting, placing or selling property and casualty insurance in respect of real property (including residential real property and commercial real property) including for itself and through MNIC, in the State of Florida. F. A recent downgrade in FNIC’s financial stability rating to “Substantial” by Demotech, Inc. puts FNIC at risk of its policies not being allowed for mortgaged homes as well as reducing the probability of FNIC’s ability to place reinsurance. G. As part of an overall initiative by FNIC to regain and maintain a financial strength rating acceptable to the secondary mortgage market and assure stability for the holders of its existing policies, (i) its Board of Directors has approved, and the Parties have agreed upon, a restructuring of MNIC pursuant to which the Hale Investors will invest $15,000,000 into MNIC in exchange for newly-issued Common Stock to constitute at least 60% of the post-restructuring Common Stock, (ii) FNHC will also invest $10,000,000 into MNIC in exchange for newly-issued Common Stock to constitute 40% of the post-restructuring Common Stock and (iii) MNIC will redeem the Common Stock held by FNIC in exchange for a note in principal amount equal to 15.0% of MNIC’s surplus at the closing of the restructuring, all on the terms and subject to the conditions set forth herein and in the additional agreements referenced herein.

CHAR1\1899805v81 2 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows: ARTICLE I RESTRUCTURING ACTIONS AND RELATED MATTERS Section 1.1. Submission of “Form A”. The Hale Investors have, prior to the date hereof, submitted to the Florida Office of Insurance Regulation (“FOIR”) the “Form A” required in order to acquire controlling stock of a Florida domestic insurer. The Hale Investors covenant and hereby agree to supplement the same by submission of this Agreement, the Shareholders Agreement, the Redemption Note (each as defined below and in the Appendix) and such other material agreements as requested by FOIR. Section 1.2. Affiliate Agreement Review. The Parties acknowledge and agree that MNIC has entered into a number of agreements with FNHC subsidiaries (the “Affiliate Service Agreements”), including without limitation, Century Risk Services, Inc. (for certain brokerage services) and FedNat Underwriters, Inc. (as managing general agent), which relationships the Parties intend to cause to continue following the Closing; provided, however, that the Parties acknowledge and agree that that certain Tax Allocation Agreement, dated February 4, 2013, by and between FNHC and FNIC, as amended on May 11, 2018 and January 1, 2020 (the “Tax Allocation Agreement”), will be terminated with respect to MNIC. The currently-identified Affiliate Service Agreements are set forth on Schedule 1.2 attached hereto. Between the date hereof and the Closing, HPCM will review each Affiliate Service Agreement (including any additional Affiliate Service Agreements identified beyond those on Schedule 1.2) and, to the extent such Affiliate Service Agreements do not accurately reflect current practice in such relationships as described to HPCM by FNHC’s management team, or require additional detail (e.g. surrounding the rate of reimbursement for services performed by employees of FedNat Underwriters, Inc.), the Parties will, at Closing, cause MNIC and the applicable FNHC subsidiary to execute one or more Affiliate Service Agreement amendments to ensure such contracts mirror current practice as so described. Section 1.3. Unsecured Notes Redemption. Between the date hereof and Closing, FNHC shall negotiate with the noteholders currently holding outstanding FNHC unsecured notes in the aggregate principal amount of $121,000,000 to allow the redemption of a portion of such unsecured notes in the aggregate amount of not less than $75,000,000 on or before August 31, 2022 at a discount of at least 85% to the par value thereof and to (a) waive any prepayment premium associated with such redemption and all future prepayments under the associated indenture, (b) consent to the transactions contemplated hereunder, and (c) waive all existing events of default under such indentures (the “Noteholder Consent and Redemption Agreement”), such Noteholder Consent and Redemption Agreement to be effective prior to Closing. Section 1.4. Demotech Rating. Between the date hereof and Closing, MNIC shall confidentially share with Demotech, Inc. its intended assumption of policies as set forth in Section 1.8 below and the additional capitalization to come from FedNat and the Hale Investors as described in Sections 1.6 and 1.7 below and shall confirm with Demotech, Inc. that the “A” Financial Stability Rating currently assigned to MNIC will continue following such policy assumption.

CHAR1\1899805v81 3 Section 1.5. Articles Amendment; Agreed Per Share Value. (a) The Articles of Incorporation of MNIC shall (and FedNat shall ensure that MNIC shall), immediately prior to the transactions contemplated below, be amended via a filing with the Secretary of State of the State of Florida (the “Articles Amendment”) to (a) change MNIC’s legal name to “FedNat Property and Casualty” and (b) increase the number of authorized shares of Common Stock such that there will be sufficient authorized shares available to issue to the Hale Investors and FHNC or FNIC, as applicable, in consideration of their respective investments, that number of shares of Common Stock at the Agreed Per Share Value to cause the Hale Investors to hold 60%, and the applicable FedNat entity, 40%, of the outstanding MNIC Common following the closing of the transactions contemplated herein. (b) The Parties acknowledge and agree that FOIR and, perhaps, the Florida Department of Financial Services, approval of the fair market value of MNIC and the post- closing ownership of MNIC shall be a condition to Closing, and the Articles Amendment will not be filed until such approval has been received. (c) FNHC, as the owner of the federally registered trademark for “FedNat” (USPTO Registration No. 4709044) and various trade names, trademarks and service marks used in connection therewith (the “Proprietary Marks”), hereby grants to MNIC, its successor and assigns, and MNIC hereby accepts, an exclusive, royalty-free, perpetual license to the Proprietary Marks, including, for avoidance of doubt the “FedNat” word and design mark, in each case for use in connection with the underwriting, issuance and administration of insurance policies, the collection of insurance premiums and the processing and adjustment of insurance claims; provided, however, that those FNHC subsidiaries using the “FedNat” name and related Proprietary Marks as of the date hereof may continue to do so without violation of such license. Section 1.6. FedNat Capital Commitment and Subscription. Effective as of the Closing, FedNat hereby irrevocably agrees to contribute capital to MNIC in the aggregate amount of $10,000,000 in exchange for Common Stock to equal 40% of the outstanding Common Stock immediately following the Closing, such funds to be wired by the FedNat entity electing to be or continue as a shareholder of MNIC following the Closing. FNHC or FNIC, as the holder of the Common Stock so received, shall, pursuant to that certain Shareholders Agreement to be made effective as of (and as a condition to) the Closing in the form attached hereto as Exhibit A (the “Shareholders Agreement”), have the right to designate two (2) members of the Board of Directors of MNIC and be subject to the transfer restrictions set forth therein. The Parties acknowledge and agree that the initial Directors designated by FedNat via the Shareholders Agreement are David Michelson and Jennifer Kimbrough. Section 1.7. Hale Investor Capital Commitment and Subscription. Effective as of the Closing, but subject to the terms and conditions of that certain Stock Investment and Subscription Agreement of even date herewith in the form of Exhibit B attached hereto (the “Hale Investment & Subscription Agreement”), the Hale Investors hereby irrevocably agree to contribute capital to MNIC in the aggregate amount of $15,000,000 in exchange for Common Stock to equal 60% of the outstanding Common Stock immediately following the Closing. Schedule 1.7 attached hereto indicates the percentage contribution committed by each Hale Investor. Each Hale Investor shall wire such funds to MNIC at Closing. Each Hale Investor is a party to the Shareholders Agreement, is subject to certain transfer restrictions and has certain additional rights thereunder. The Hale Investors have the right

CHAR1\1899805v81 4 collectively thereunder to designate three (3) members of the Board of Directors and, in the event the holders of a majority of the Common Stock approve a sale of at least a majority of the Common Stock, to require all other holders of Common Stock to sell such Common Stock to the proposed purchaser on the terms agreed by the notifying majority. The Parties acknowledge and agree that the initial directors designated by the Hale Investors are Bradley G. Garner III, Anthony Sciacca and Peter Sherman. Section 1.8. Policy Assignment and Cancellation. Effective as of Closing and with the consent of FOIR, FNIC shall, pursuant to an assumption agreement to be entered into between FNIC and MNIC substantially in the form of Exhibit C attached hereto (the “Assumption Agreement”), transfer and assign to MNIC all contractual and other rights of approximately 77,000 FNIC in-force Florida policies and MNIC shall take assignment of and perform all contractual promises made by FNIC with respect to such policies, in each case, except for the liabilities associated with the periods prior to assumption. Under the Assumption Agreement, FNIC shall transfer to MNIC cash and premium receivables equal to 100% of the amount of the gross liability for the amount of collected premium and receivables for uncollected premium corresponding to the unexpired portion of such policies and shall further agree to collect from any agent producer or broker those commissions due from such persons as a result of returned premiums paid by MNIC. Furthermore, at Closing, MNIC shall, with the consent of FOIR, cancel approximately 9,000 of the Florida in-force policies issued by MNIC. Section 1.9. Replacement of Management Agreement. Effective as of Closing, (a) that certain Management Agreement dated March 1, 2018, by and between FNHC and MNIC is terminated and replaced by (b) that certain Management Agreement by and between Hale Partnership Capital Management, LLC, the investment advisor to those limited partnerships which are Hale Investors and MNIC, substantially in the form of Exhibit D attached hereto. Section 1.10. Termination of Investment Management Agreements. Effective as of Closing, all asset management agreements to which MNIC is a party shall be terminated, including that certain Investment Management Agreement dated September 13, 2018, by and between MNIC and Pacific Investment Management Company LLC. Section 1.11. Bylaws Amendment. Effective as of Closing, Section III of the Bylaws of MNIC, originally adopted March 6, 2015, shall be amended and restated in the form attached hereto as Exhibit E. Section 1.12. Redemption of Outstanding Stock Held by FNIC. Effective simultaneously with or immediately following the transactions described in Sections 1.5 and 1.6, MNIC shall, pursuant to a Stock Redemption Agreement in the form of Exhibit F attached hereto, redeem the Existing Shares from FNIC in exchange for a surplus note substantially in the form of Exhibit G attached hereto (the “Redemption Note”) in principal amount equal to 15% of the surplus of MNIC at Closing, such principal amount not to exceed $2,798,408 (which the Parties acknowledge was 15% of the 3/31/21 estimated surplus of MNIC). Section 1.13. Right of First Refusal. Effective as of the Closing, MNIC shall have, and FNIC hereby grants to MNIC, a right of first refusal to assume (a) FNIC’s flood book of business and (b) FNIC’s commercial general liability book in runoff (each a “Book” and together, “Books”). In the event FNIC receives a bona fide offer for the purchase and assumption of all or part of a Book, it shall promptly deliver written notice of the proposed sale and transfer to MNIC (a “ROFR Notice”), such notice to include the name of the proposed purchaser, the Book, Books or portion thereof to be

CHAR1\1899805v81 5 transferred (the “Subject Book”) and the terms and conditions of the proposed purchase, sale, transfer and assumption. Within fifteen (15) days after receipt of such notice, MNIC shall give written notice (a “Response Notice”) to FNIC stating whether or not it elects to exercise its option to purchase the Subject Book on the terms and conditions described in the ROFR Notice. Failure timely to provide a Response Notice shall be deemed an election not to purchase the Subject Book. If MNIC does not elect to purchase the Subject Book, FNIC shall have the right to sell and transfer the Subject Book to the proposed third party purchaser on the terms and conditions originally described in the ROFR Notice. If MNIC elects to purchase the Subject Book on the terms and conditions described in the ROFR Notice, then FNIC shall sell and transfer, and MNIC shall purchase and assume the Subject Book on such terms and conditions at the date and time agreed between FNIC and MNIC, which shall be not more than forty-five (45) days after delivery of the Response Notice. Unless otherwise agreed between the parties, the place of closing shall be the principal office of the Corporation. For avoidance of doubt, if, after MNIC declines to purchase the Subject Book, FNIC does not transfer the Subject Book to the proposed third party purchaser, FNIC shall again be obligated to satisfy the terms of this Section 1.13 before selling the Subject Book (or a Book containing such Subject Book) to another third party. Section 1.14. Transfer of Unearned Premiums. For avoidance of doubt, as required under the terms of the Assumption Agreement, FNIC will, effective as of Closing, transfer all unearned premiums on policies assumed by MNIC directly to MNIC. Section 1.15. Unearned Commission. Effective as of Closing and consistent with that certain Amended and Restated Managing General Agency and Claims Administration Agreement dated March 2, 2018 by and between FNIC and FedNat Underwriters, Inc., FedNat Underwriters, Inc. is responsible for returning any unearned agent commissions to FNIC. MNIC is in no way responsible for agent commissions on policies assumed. Section 1.16. Reinsurance. On June 1, 2022, but effective June 30, 2022, MNIC shall have placed reinsurance and the Florida Hurricane Catastrophe Fund (“FHCF”) will have agreed that the Company’s policies will count towards MNIC’s exposure for FHCF reinsurance purposes at June 30, 2022. ARTICLE II. REPRESENTATIONS Section 2.1. Investor Representations. In connection with the capital commitment and subscription set forth in Section 1.6 above and the redemption transaction described in Section 1.12 above, FNIC, with respect to the Redemption Note, and each of FNHC and FNIC (in recognition that either entity could at Closing contribute the required $10,000,000 pursuant to Section 1.6 and receive in exchange a commensurate number of MNIC’s newly-issued shares of Common Stock (the “Shares”; the Shares and the Redemption Note collectively referred to herein as the “New Securities”) hereby represents and warrants to the other Parties hereto, as of the date hereof and as of the Closing, as follows: (a) Such Person is acquiring the New Securities contemplated hereby for its own account for investment only, and not with a view to the resale or distribution thereof.

CHAR1\1899805v81 6 (b) Such Person is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”) and such Person’s status that qualifies such Person as an “accredited investor” is set forth below such Person’s name on the signature page to this Agreement. Such Person has such knowledge and experience in financial and business matters that such Person is capable of evaluating the merits and risks of the investment to be made by such Person hereunder. Such Person understands and has taken cognizance of all the risk factors related to the investment in the New Securities. (c) Such Person acknowledges that such Person is able to bear the economic risk associated with the loss of any or all value of the New Securities. Such Person understands that the foregoing investment lacks liquidity and such Person is able to bear the economic risk of holding such New Securities. (d) Such Person understands that none of the New Securities is registered under the Act or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). (e) Such Person understands that the Shares are subject to the provisions of the Shareholders Agreement (as defined in Section 1.6), including, without limitation, restrictions on transfer of the Shares. Such Person acknowledges that as a result of such limitations and restrictions, it might not be possible to liquidate an investment in such securities readily and that it may be necessary to hold such investment for an indefinite period. (f) Such Person has had a reasonable opportunity to obtain, and has received, all information deemed necessary by such Person with respect to MNIC, including, without limitation, financial statements and information respecting its current and contemplated assets, liabilities, prospects, customers and vendors, in order to enter into this Agreement. (g) The New Securities were not offered to such Person by means of any general solicitation, publicly disseminated advertisement or sales literature. (h) None of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) promulgated under the Act (each, a “Disqualification Event”), including without limitation, (a) criminal convictions occurring in the last ten (10) years or court injunctions or restraining orders issued in the last five (5) years in connection with the purchase or sale of a security or a false filing with the Securities and Exchange Commission (the “SEC”), (b) currently effective SEC disciplinary orders relating to brokers, dealers, municipal securities dealers, investment companies and investment advisors, (c) SEC cease-and-desist orders arising out of any knowing anti-fraud violation or violation of Section 5 of the Act, (d) currently effective suspension or expulsion from membership in a self-regulatory organization, (e) SEC stop orders and orders suspending an exemption under Regulation A of the Act issued in the last five (5) years and (f) final orders from state securities, insurance, banking, savings associations or credit union regulators or federal banking agencies, the Commodity Futures

CHAR1\1899805v81 7 Trading Commission or the National Credit Union Administration barring association with a regulated entity, engagement in the business of securities, insurance or banking, engagement in savings association or credit union activities or, if issued in the last ten (10) years, which are based on fraudulent, manipulative or deceptive conduct, is applicable to the Investor or any of such Investor’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) of the Act is applicable. For purposes of this subpart (h), a “Rule 506(d) Related Party” is, with respect to any Person acquiring New Securities, a Person that is a beneficial owner of such New Securities for purposes of Rule 506(d) of the Act. (g) Such Person’s principal place of business is in the state set forth after the Person’s name on the signature page to this Agreement. (h) Such Person has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Person and represents the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally. None of the execution and delivery by such Person of this Agreement, the performance by such Person of its obligations hereunder or the consummation by such Person of the transactions contemplated hereby will violate or conflict with such Person’s organizational documents or any applicable contractual obligation, law or order, except for such violations or conflicts as will not materially and adversely affect the validity of this Agreement or any of the transactions contemplated hereby. No consent, approval or authorization of any governmental authority or third party is required in connection with the execution and delivery by such Person of this Agreement, the performance by such Person of its obligations hereunder or the consummation by such Person of the transactions contemplated by this Agreement, except for such consents, approvals or authorizations as have been obtained and are in full force and effect or the failure of which to obtain will not materially and adversely affect the validity of this Agreement or any of the transactions contemplated hereby. (i) (1) Except as expressly provided for in this Agreement, no representations or warranties have been made to such Person by MNIC, its existing direct or indirect owners, or by any director, officer, agent, employee or affiliate thereof, or any other Person with respect to such Person’s investment in the New Securities, (2) except for this Agreement, the Shareholders Agreement and the Redemption Note, as applicable, there are no agreements, contracts, understandings or commitments between such Person on the one hand and MNIC or any manager, director, officer, agent, employee or affiliate of MNIC on the other hand, with respect to such Person’s investment in the New Securities, and (3) such Person’s investment in the Shares is subject to dilution by the issuance of additional equity of MNIC and such Person is not entitled to any preemptive, tag-along, information or other minority investor rights with respect to the Shares, other than as expressly set forth in the Shareholders Agreement.

CHAR1\1899805v81 8 (i) With respect to the redemption transaction, FNIC owns the Existing Shares that it is exchanging pursuant to this Agreement free and clear of all claims, liens or encumbrances. Section 2.2. Hale Investor Representations. Each Hale Investor hereby represents and warrants to the other Parties hereto, as of the date hereof and as of the Closing, as follows: (a) Such Person has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Person and represents the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally. (b) None of the execution and delivery by such Person of this Agreement, the performance by such Person of its obligations hereunder or the consummation by such Person of the transactions contemplated hereby will violate or conflict with such Person’s organizational documents or any applicable contractual obligation, law or order, except for such violations or conflicts as will not materially and adversely affect the validity of this Agreement or any of the transactions contemplated hereby. No consent, approval or authorization of any governmental authority or third party is required in connection with the execution and delivery by such Person of this Agreement, the performance by such Person of its obligations hereunder or the consummation by such Person of the transactions contemplated by this Agreement, except for such consents, approvals or authorizations as have been obtained and are in full force and effect or the failure of which to obtain will not materially and adversely affect the validity of this Agreement or any of the transactions contemplated hereby. The Parties acknowledge that the Hale Investors are making parallel securities representations in the Hale Investment & Subscription Agreement. Section 2.3. Issuer Representations. In connection with the subscriptions and exchanges contemplated above, MNIC hereby represents and warrants to FedNat and the Hale Parties as of the date hereof and as of the Closing as follows: (a) MNIC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. (b) MNIC has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, the issuance of the Redemption Note and the New Shares. (c) This Agreement has been duly authorized, executed and delivered by MNIC and represents the legal, valid and binding obligation of MNIC, enforceable against MNIC in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.

CHAR1\1899805v81 9 (d) None of the execution and delivery by MNIC of this Agreement, the performance by MNIC of its obligations hereunder or the consummation by MNIC of the transactions contemplated hereby will violate or conflict with MNIC’s organizational documents or any applicable contractual obligation, law or order, except for such violations or conflicts as will not adversely affect the validity of this Agreement or any of the transactions contemplated hereby and will not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of MNIC. (e) Except for FOIR approval, noteholder approval and, potentially the approval of the Florida Department of Financial Services, no consent, approval or authorization of any governmental authority or third party is required in connection with the execution and delivery by MNIC of this Agreement, the performance by MNIC of its obligations hereunder or the consummation by MNIC of the transactions contemplated by this Agreement, except for such consents, approvals or authorizations as have been obtained and are in full force and effect or the failure of which to obtain will not adversely affect the validity of this Agreement or any of the transactions contemplated hereby and will not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of MNIC. (f) There are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of MNIC, threatened against MNIC that question the validity of this Agreement or any of the transactions contemplated hereby. (g) As of Closing and after giving effect to the transactions contemplated hereby, the Hale Investors will hold 60% of the outstanding Common Stock of MNIC and either FNHC or FNIC will hold the other 40% of the outstanding Common Stock of MNIC. As of Closing, MNIC will not have issued or granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Common Stock or any other securities of MNIC or entered into any outstanding commitment to issue or grant any such options, warrants, rights or other securities. (h) Upon the issuance of the Shares pursuant to this Agreement and the shares of Common Stock pursuant to the Hale Investment and Subscription Agreement, such shares will be duly authorized, validly issued and fully paid and nonassessable and free and clear of all liens, charges, encumbrances, rights or claims of any kind other than those provided in or contemplated by the Shareholders Agreement. (i) MNIC has not granted preemptive, registration or similar rights with respect to its shares of capital stock or any other MNIC security to any person or entity. ARTICLE III. CLOSING Section 3.1. Closing. The closing of the transactions contemplated hereby (the “Closing”) and, specifically, the investments in MNIC and the issuance of shares of Common Stock in exchange

CHAR1\1899805v81 10 therefor described in Sections 1.6 and 1.7, the assignment and cancellation of policies described in Section 1.8 and the redemption of the Existing Shares in exchange for the Redemption Note described in Section 1.12 shall occur three (3) Business Days after the date on which the third parties whose agreement or action is required pursuant to Sections 1.3, 1.4 and 1.8 have provided such agreement or taken such action, and the Parties hereto shall have duly executed, and provided to the counterparties thereto each of the agreements described in Article I or at such other time and place as the Parties may mutually agree in writing. The Parties acknowledge and agree that the intended date of Closing is June 1, 2022. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date” and shall be deemed effective as of 12:01 a.m. on the Closing Date. ARTICLE IV. RELEASES Section 4.1. Release of MNIC. Effective as of the Closing, each of FNIC and FNHC, on behalf of itself and each of its subsidiaries, hereby releases MNIC and its officers, directors, employees, representatives and agents from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent arising from any action or failure to act of MNIC prior to the Closing Date, including, without limitation, any breach or alleged breach under any Affiliate Service Agreement and any claim arising out of the payment or non-payment of dividends with respect to the Existing Shares. ARTICLE V. MISCELLANEOUS Section 5.1. Counterparts/Electronic Signature. This Agreement and each additional agreement contemplated herein may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed signature page by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof and may be used in lieu of the original agreement for all purposes. Without limiting the foregoing, the words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement shall be deemed to include electronic signatures (e.g., through DocuSign© or other similar electronic e-signature application), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act. Section 5.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF. Section 5.3. Entirety. This Agreement and the documents referred to herein embody the entire agreement between the Parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These documents represent the final agreement between the Parties

CHAR1\1899805v81 11 and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no oral agreements between the Parties. Section 5.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. Section 5.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and assigns. Section 5.6. No Third-Party Beneficiaries. This Agreement is for the benefit only of the Parties hereto, and there are no third-party beneficiaries of this Agreement. Section 5.7. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof. Section 5.8. Tax Consequences. None of the Parties hereto shall be liable or responsible in any way for the tax consequences to any other Party to this Agreement of the transactions contemplated by this Agreement. Each Party to this Agreement agrees to determine and be responsible for any and all tax benefits or consequences to such Party related to such transactions. [Signature pages follow]

MASTER RESTRUCTURE AGREEMENT CHAR1\1899805v81 IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. FEDNAT INSURANCE COMPANY By: /s/ Michael Braun Name: Michael Braun Title: President In accordance with Section 2.1(b) and 2.1(g) of this Agreement, upon execution of this Agreement, the above-named Person further represent and warrant to each other Party to this Agreement that such Person (please check all applicable boxes): ☒ Is an insurance company as defined in Section 2(a)(13) of the Act.  Is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  Has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring New Securities and is one or more of the following: (a) an organization described in Section 501(c)(3) of the Internal Revenue Code, (b) a corporation or a limited liability company, (c) a Massachusetts or similar business trust or (d) a partnership.  Is a corporation with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring New Securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the New Securities. Such Person’s principal place of business is located in the State of Florida.

MASTER RESTRUCTURE AGREEMENT CHAR1\1899805v81 IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. FEDNAT HOLDING COMPANY By: /s/ Bruce F. Simberg Name: Bruce F. Simberg Title: Chairman of the Board In accordance with Section 2.1(b) and 2.1(g) of this Agreement, upon execution of this Agreement, the above-named Person further represent and warrant to each other Party to this Agreement that such Person (please check all applicable boxes):  Is an insurance company as defined in Section 2(a)(13) of the Act.  Is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  Has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring New Securities and is one or more of the following: (a) an organization described in Section 501(c)(3) of the Internal Revenue Code, (b) a corporation or a limited liability company, (c) a Massachusetts or similar business trust or (d) a partnership. ☒ Is a corporation with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring New Securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the New Securities. Such Person’s principal place of business is located in the State of Florida.

MASTER RESTRUCTURE AGREEMENT CHAR1\1899805v81 IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. HPCM: HALE PARTNERSHIP CAPITAL MANAGEMENT, LLC By: /s/ Steven A. Hale II Steven A. Hale II, Manager HALE INVESTORS: HALE PARTNERSHIP FUND, LP By: Hale Partnership Capital Management, LLC, its Investment Advisor By: /s/ Steven A. Hale II Steven A. Hale II, Manager MGEN II – HALE FUND, LP By: Hale Partnership Capital Management, LLC, its Investment Advisor By: /s/ Steven A. Hale II Steven A. Hale II, Manager CLARK – HALE FUND, LP By: Hale Partnership Capital Management, LLC, its Investment Advisor By: /s/ Steven A. Hale II Steven A. Hale II, Manager

MASTER RESTRUCTURE AGREEMENT CHAR1\1899805v81 IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. HALE INVESTORS: SMITH – HALE FUND, LP By: Hale Partnership Capital Management, LLC, its Investment Advisor By: /s/ Steven A. Hale II Steven A. Hale II, Manager DICKINSON – HALE FUND, LP By: Hale Partnership Capital Management, LLC, its Investment Advisor By: /s/ Steven A. Hale II Steven A. Hale II, Manager THE VANDERBILT UNIVERSITY “VUA HALE SMA” By: Hale Partnership Capital Management, LLC, its Investment Advisor By: /s/ Steven A. Hale II Steven A. Hale II, Manager HALE ICFG FUND, LP By: Hale Partnership Capital Management, LLC, its Investment Advisor By: /s/ Steven A. Hale II Steven A. Hale II, Manager NATIONAL CONSUMER TITLE INSURANCE COMPANY

MASTER RESTRUCTURE AGREEMENT CHAR1\1899805v81 By: /s/ Steven A. Hale II Name: Steven A. Hale II Title: Chairman and CEO

MASTER RESTRUCTURE AGREEMENT CHAR1\1899805v81 IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. MNIC: MONARCH NATIONAL INSURANCE COMPANY By: /s/ Michael Braun Name: Michael Braun Title: President

CHAR1\1899805v81 Appendix Act is defined in Section 2.1(b). Agreed Per Share Value means (a) the fair market value of MNIC as approved by the FOIR (determined at 10% of book value of its surplus less any debt of MNIC) divided by the number of shares of Common Stock required to be authorized to enable the issuances to the Hale Investors and FedNat of MNIC Common Stock on the terms and in the amounts set forth herein. Affiliate Service Agreements is defined in Section 1.2. Articles Amendment is defined in Section 1.5. Assignment Agreement is defined in Section 1.8. Book is defined in Section 1.13. Business Day means a day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed. Closing is defined in Section 3.1. Closing Date is defined in Section 3.1. Common Stock is defined in Recital A. Existing Shares is defined in Recital A. FedNat is defined in the Preamble. FNHC is defined in the Preamble. FNIC is defined in the Preamble. Hale Investment & Subscription Agreement is defined in Section 1.7. Hale Investors means Hale Partnership Fund, LP; MGEN II – Hale Fund, LP; Clark - Hale Fund, LP; Smith - Hale Fund, LP, Dickinson - Hale Fund, LP; The Vanderbilt University “VUA Hale SMA”; Hale ICFG Fund, LP and National Consumer Title Insurance Company. MNIC is defined in the Preamble. New Securities is defined in Section 2.1. Person means any natural person, corporation, limited liability company, trust, joint venture association, company, partnership, governmental authority or other entity. Redemption Agreement is defined in Section 1.12. Redemption Note is defined in Section 1.12.

CHAR1\1899805v81 Response Notice is defined in Section 1.13. ROFR Notice is defined in Section 1.13. Shareholders Agreement is defined in Section 1.6. Shares is defined in Section 2.1. Subject Book is defined in Section 1.13.

CHAR1\1899805v81 Schedule 1.2 Omitted pursuant to Item 601(a)(5) of Regulation S-K.

CHAR1\1899805v81 Schedule 1.7 Omitted pursuant to Item 601(a)(5) of Regulation S-K.

CHAR1\1899805v81 EXHIBIT A Shareholders Agreement Omitted pursuant to Item 601(a)(5) of Regulation S-K.

CHAR1\1899805v81 EXHIBIT B Hale Investment & Subscription Agreement Omitted pursuant to Item 601(a)(5) of Regulation S-K.

CHAR1\1899805v81 EXHIBIT C Assumption Agreement Omitted pursuant to Item 601(a)(5) of Regulation S-K.

CHAR1\1899805v81 EXHIBIT D Management Agreement Omitted pursuant to Item 601(a)(5) of Regulation S-K.

CHAR1\1899805v81 EXHIBIT E Restated Bylaws Omitted pursuant to Item 601(a)(5) of Regulation S-K.

CHAR1\1899805v81 EXHIBIT F Redemption Agreement Omitted pursuant to Item 601(a)(5) of Regulation S-K.

CHAR1\1899805v81 EXHIBIT G Redemption Note Omitted pursuant to Item 601(a)(5) of Regulation S-K.